UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 27, 2004

                             MCCARTHY GRENACHE, INC,
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                Nevada 88-0412635
          (State of organization) (I.R.S. Employer Identification No.)

                 1516 E Tropicana Ave Suite 195, Las Vegas 89119
                 -----------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (702) 597-2786
                                                           --------------

Item 2. Acquisition or Disposition of Assets

Pursuant to the report of February 24, 2004, the Company entered on April 27, 2004 into a Purchase and Sale Agreement and Escrow Instructions (The Sale Agreement) with the third party, in regard to the sale of real property located at 634 North Main Street, Las Vegas, Nevada for $3,000,000 in cash.

The escrow as well as the due diligence periods are set to be 90 days from opening escrow. The terms of The Sale Agreement are consistent with the terms of the letter of intent as reported by the Company on February 24, 2004.

Item 7. Exhibit

We are filing the exhibits listed below with this Report:

10.1     Purchase and Sale Agreement and Escrow Instructions


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New McCarthy Grenache
By: /s/ Guy Ravid
-----------------------------
Guy Ravid,
Director

Dated:April 29, 2004